Exhibit 5.1

July 12, 2007

1201 Walnut, Suite 2900

Kansas City, MO 64106-2150

Tel (816) 842-8600 Fax (816) 691-3495	FCStone Group, Inc. 2829 Westown Parkway, Suite 100 West Des Moines, Iowa 50266

Re: FCStone Group, Inc. Automatic Shelf Registration Statement on Form S-3

KANSAS CITY OVERLAND PARK WICHITA WASHINGTON, D.C. PHOENIX ST. LOUIS OMAHA JEFFERSON CITY

Ladies and Gentlemen :

We have acted as counsel to FCStone Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of an Automatic Shelf Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, shares of common stock, par value $0.0001 per share (the “Common Shares”) of the Company.

The Common Shares may be offered and sold by the Company and certain selling stockholders from time to time on a delayed or continuous basis as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”) and as set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion letter. As to various questions of fact material to this opinion letter, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the applicable provisions of the corporate laws of the State of Delaware and the federal laws of the United States of America. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

FCStone Group, Inc.

July 12, 2007

We assume that appropriate action will be taken, prior to the offer and sale of the Securities, to register and qualify the Common Shares for sale under all applicable state securities or “blue sky” laws.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Common Shares offered thereby and will comply with all applicable laws; (iv) any Common Shares to be issued will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (v) a definitive purchase, underwriting, or similar agreement with respect to any Common Shares offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, we are of opinion that if both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Common Shares and related matters and (B) certificates representing the Common Shares have been duly executed, countersigned, registered, and delivered in accordance with an applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Shares) provided for therein, then the Common Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/ Stinson Morrison Hecker LLP